Exhibit 10.4

FORM OF

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”), dated as of [●], 2026, is entered into by and between Tailored Brands, Inc., a Delaware corporation (the “Company”), and Silver Point Capital, L.P., a Delaware limited partnership (“Silver Point”). This Agreement shall be effective from the Effective Date (as defined herein).

WHEREAS, the Company intends to consummate an initial public offering (“IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance rights and other matters with respect to the Company upon the consummation of the IPO (the “Effective Date”).

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement.

(b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(1) promulgated under the Exchange Act.

(c) “Board” shall mean the board of directors of the Company.

(d) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

(e) “Company Policies” shall mean the related party transactions, code of ethics and business conduct, insider trading and other guidelines and policies of the Company, as applicable.

(f) “director” shall mean any member of the Board.

(g) “Exchange” shall mean The Nasdaq Stock Market LLC.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Expiration Date” shall mean the date on which Silver Point ceases to beneficially own shares of Common Stock or other Voting Securities representing 10% or more of the voting power of the Voting Securities.

(j) “Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture or business organization.

(k) “Voting Securities” shall mean the total number of shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies, outstanding, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization.

2. Nomination and Election.

(a) From the Effective Date, Silver Point shall have the right, but not the obligation, to designate to the Board a number of designees as follows: (i) three (3) directors, so long as Silver Point and its Affiliates continue to beneficially own shares of Common Stock or other Voting Securities representing at least 50% of the voting power of the Voting Securities; (ii) two (2) directors, so long as Silver Point and its Affiliates continue to beneficially own shares of Common Stock or other Voting Securities representing at least 25% (and when less than 50%) of the voting power of the Voting Securities; and (iii) one (1) director, so long as Silver Point and its Affiliates continue to beneficially own shares of Common Stock or other Voting Securities representing at least 10% (and when less than 25%) of the voting power of the Voting Securities (such persons, the “Designees”). If the number of directors serving on the Board shall be increased to more than seven (7) directors, then the number of directors for which Silver Point shall have the right, but not the obligation, to designate a Designee shall be increased to maintain the same percentage of Designees to directors on the Board as set forth in the preceding sentence assuming a Board of seven (7) directors, rounding up to the nearest whole number of directors as needed to maintain such percentage. From the Effective Date until the Expiration Date, the Company shall not take any action, including making or recommending any amendment to the Company’s certificate of incorporation or bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that would reasonably be expected to adversely affect Silver Point’s rights under this Agreement, in each case without the prior written consent of Silver Point (it being agreed that an increase or decrease to the number of directors on the Board made in compliance with this Section 2(a) shall not be deemed to adversely affect Silver Point’s rights under this Agreement). No reduction in Silver Point’s beneficial ownership of Voting Securities shall shorten the term of any incumbent director.

(b) From the Effective Date until the Expiration Date, the Company shall use all reasonable efforts to cause the election of the Designees at each annual or special meeting of the stockholders of the Company at which directors are to be elected and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board, including, but not limited to: (i) taking all necessary action to cause the Board or the Nominating and Corporate Governance Committee of the Board to nominate for election as a director (the “Board’s Slate”) the Designees at each annual or special meeting of stockholders of the Company at which directors are to be elected and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board; (ii) including the Designees in the Company’s slate of nominees included in any proxy statement of the Company in respect of any such meeting or written consent (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, as applicable; (iii) providing substantially the same level of support for the solicitation of proxies and otherwise in favor of the election of the Designees as the Company provides to any other non-employee nominee standing for election as a director as part of the Board’s Slate; (iv) not nominating for any election a number of director candidates (inclusive of the Designees) that exceeds the number of directorships to be elected at such meeting; and (v) not (x) soliciting proxies or participating in a solicitation or (y) knowingly assisting, cooperating with or encouraging any Person in any effort or attempt, in either case, reasonably likely to interfere with the election of a Designee as a director; provided that the Designees shall be eligible to serve as a director pursuant to the Company Policies, applicable law and the listing standards of the Exchange. The calculation of the number of directors that Silver Point is entitled to designate to the Board’s Slate for any election of directors shall be based on the percentage of the voting power of the Voting Securities beneficially owned immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”)). The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to Silver Point at least twenty (20) business days, but no more than forty (40) business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

(c) Unless Silver Point notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Designees for such election shall be presumed to be the same Designees currently serving on the Board, and no further action shall be required of Silver Point for the Board to include such Designees on the Board’s Slate as contemplated by clauses (a) and (b) of this Section 2; provided that, in the event Silver Point is no longer entitled to designate the full number of Designees then serving on the Board, Silver Point shall provide advance written notice to the Company of which currently serving Designee(s) shall be excluded from the Board’s Slate and of any other changes to the list of Designees. If Silver Point fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), a majority of the independent directors then serving on the Board that were not Designees at the time of their most recent election or appointment to the Board shall determine which of the Designees then serving on the Board will be included in the Board’s Slate as contemplated by this Section 2.

(d) At such time as the Company ceases to be a “controlled company” and is required by applicable law or Exchange listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Designees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Designees, the Board is comprised of a majority of “independent directors.”

(e) In the event that any Designee shall cease to serve as a director for any reason, and Silver Point is entitled to designate a Designee in respect of such vacancy at such time, then Silver Point shall, to the fullest extent permitted by applicable law, have the exclusive right to nominate a replacement to fill such vacancy for the remainder of such director’s term, and the Company shall take all necessary action to cause such replacement to be appointed to the Board as a director (at which point such replacement director shall be deemed to be the Designee for all other purposes of this Agreement). It is understood that any such Designee shall serve the remainder of the term of the director whom such Designee replaces.

3. Board Committee. From the Effective Date until the Expiration Date, unless Silver Point consents in writing otherwise, the Board shall take such action as is necessary such that a Designee selected by Silver Point (the “CC Designee”) is (i) appointed to the Compensation and Organizational Development Committee of the Board or any equivalent committee of the Board (the “Compensation Committee”) and (ii) appointed as Chair of the Compensation Committee; provided that, with respect to any such committee appointments, the CC Designee shall be eligible to serve as a member of such committee pursuant to the Company Policies, applicable law and the listing standards of the Exchange.

4. Observer. From the Effective Date until the Expiration Date, the Company shall invite one (1) representative of Silver Point, who shall be designated by Silver Point, to attend all meetings of the Board (and any committee thereof) in a non-voting observer capacity (the “Non-Voting Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors in the same manner as the same are provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided and execute a customary confidentiality agreement to such effect; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof to the extent access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel, as determined by the Board in good faith. The Company shall promptly reimburse the Non-Voting Observer for the reasonable out-of-pocket costs and expenses incurred by the Non-Voting Observer in attending meetings of the Board (or any committee thereof).

5. Silver Point Designee Information. As a condition to each Designee’s nomination for election as a director at any stockholder meeting at which directors are to be elected, each Designee candidate shall submit, prior to such nomination, a fully completed copy of the Company’s standard director and officer questionnaire and shall provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, Exchange rules or listing standards, information in connection with assessing eligibility, and other criteria applicable to directors or satisfying compliance and legal obligations of the Company.

6. Voting of Silver Point’s Shares. At each stockholder meeting at which directors are to be elected, so long as the Designees have been nominated to the Board by the Company at such stockholder meeting in accordance with Section 2, Silver Point shall cause to be present for quorum purposes and vote or cause to be voted all Voting Securities beneficially owned by it and its Affiliates and which it and its Affiliates have the right to vote on the record date for such stockholder meeting in favor of the election of the Designees.

7. Company Policies. Silver Point acknowledges that the Designees, upon election to the Board, will serve as members of the Board and will be governed by the same protections and obligations under the Company Policies as are applicable to other directors of the Company. Notwithstanding the foregoing, the Company acknowledges and agrees that the Designees may disclose to Silver Point and its Affiliates any information concerning the Company that the Designees obtain in their capacity as directors of the Company (including notices, minutes, consents and other materials of the Board) to allow Silver Point and its Affiliates to inform their investment strategy regarding the Company’s Voting Securities. The Company hereby acknowledges that it has been informed that Silver Point maintains internal information barrier procedures, the purpose of which is to (a) limit the sharing of confidential information, including material non-public information, among persons employed by it or its affiliates, and (b) enable trading or other investment activities by persons not in possession of material non-public information.

8. No Restriction on Competition. The Company hereby agrees and acknowledges that Silver Point (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted). Nothing in this Agreement shall preclude or in any way restrict Silver Point or its Affiliates from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise, whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, Silver Point (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Silver Point (or its Affiliates) in any entity competitive with the Company or (ii) actions taken by any partner, officer, employee or other representative of Silver Point (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Silver Point and its Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

9. Silver Point’s Representations and Warranties. Silver Point hereby represents and warrants to the Company that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of Silver Point, enforceable against it in accordance with its terms; and (b) as of the date of this Agreement, (i) Silver Point and its Affiliates beneficially own [•] shares of the Company’s Common Stock and (ii) neither Silver Point nor any of its Affiliates is a party to any swap or hedging transactions or other derivative agreements which is designed to or which reasonably would be expected to transfer any of the economic consequences of ownership, in whole or in part, of the Voting Securities.

10. Company Representations and Warranties. The Company represents and warrants to Silver Point that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s certificate of incorporation or bylaws, each as may be amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, loss of a material benefit under, give any right of termination, amendment, acceleration or cancellation of, or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

11. Specific Performance. The Company and Silver Point acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages, (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity.

12. Entire Agreement; Successors and Assigns; Amendment and Waiver. This Agreement constitutes the entire agreement between Silver Point and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of Silver Point and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware); (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 17 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

15. Termination. This Agreement shall terminate upon the earlier of (i) the Expiration Date (ii) the delivery of a written notice by Silver Point to the Company requesting that this Agreement terminate. Notwithstanding the foregoing, Sections 11 through 19 shall survive any termination of this Agreement.

16. Parties in Interest. This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

17. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two (2) business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Tailored Brands, Inc.

530 7th Ave, 7th Floor

New York, NY 10018

Attn.: Yen Chu

E-mail address: [***]

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian O. Nagler P.C.; Ross M. Leff, P.C.

E-mail address: [***]; [***]

and

If to Silver Point:

Silver Point Capital, L.P.

2 Greenwich Plaza

Greenwich, CT 06880

Attention: Credit Admin

E-mail address: [***]

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian O. Nagler P.C.; Ross M. Leff, P.C.

E-mail address: [***]; [***]

At any time, either party may, by notice given in accordance with this Section 17 to the other party, provide updated information for notices hereunder.

18. Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

19. Counterparts. This Agreement may be executed by the parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

Accepted and agreed as of the date first written above:

Tailored Brands, Inc.

By:
Name:
Title:

Silver Point Capital, L.P.

By:
Name:
Title:

[Signature Page to Director Nomination Agreement]